Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Nick Hengst
+1.414.906.7356
nicholas.hengst@manpowergroup.com

ManpowerGroup Reports 3rd Quarter 2023 Results

•
Revenues of $4.7 billion (-3% as reported, -5% constant currency)
•
Challenging operating environment in North America and Europe primary cause for revenue decline
•
Gross profit margin of 17.6%. Staffing margins remained resilient; permanent recruitment demand weakened
•
Cost reductions and restructuring actions align operations to weaker market demand
•
$50 million of common stock repurchased during the quarter
•
Strong Free Cash Flow during the quarter of $245 million

MILWAUKEE, October 19, 2023 -- ManpowerGroup (NYSE: MAN) today reported net earnings of $0.60 per diluted share for the three months ended September 30, 2023 compared to $2.13 per diluted share in the prior year period. Net earnings in the quarter were $30.3 million compared to $111.3 million a year earlier. Revenues for the third quarter were $4.7 billion, a 3% decrease from the prior year period.

The current year quarter included restructuring costs, a small loss from the sale of our Philippines business and Argentina related non-cash currency translation losses which reduced earnings per share by $0.78 in the current quarter. Excluding these costs, earnings per share was $1.38 per diluted share in the quarter representing a decrease of 39% in constant currency.[1] Argentina is required to be treated as a hyperinflationary economy and the currency translation losses reflect the devaluation of the Argentine peso during the quarter.

Financial results in the quarter were also impacted by the weaker U.S. dollar relative to foreign currencies compared to the prior year period, resulting in a 4 cent positive impact to earnings per share in the quarter compared to the prior year. The foreign currency positive impact to earnings per share was 4 cents lower than the impact anticipated in our third quarter guidance. On a constant currency basis, revenues decreased 5% compared to the prior year period.

[1] The prior year period included integration costs from the U.S. Experis acquisition which reduced earnings per share by $0.08 which are also excluded when determining the year over year trend.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “Our third quarter results reflect the challenging operating environment for recruitment and resourcing in North America and Europe. We continued to see solid demand across Latin America and Asia Pacific Middle East. While the current operating environment is difficult for our industry, we are confident in our ability to adjust to the existing reality while being ready to pivot quickly when the situation improves. We executed various additional cost actions during the third quarter and our experienced management team continues to drive our key Diversification, Digitization and Innovation initiatives which are strengthening ManpowerGroup for the future.

We anticipate diluted earnings per share in the fourth quarter will be between $1.17 and $1.27, which includes an estimated unfavorable currency impact of 1 cent. Our guidance excludes expected restructuring costs and any Argentina related impact of non-cash currency translation losses.”

Net earnings for the nine months ended September 30, 2023 were $173.3 million, or net earnings of $3.42 per diluted share compared to net earnings of $325.1 million, or net earnings of $6.10 per diluted share in the prior year, respectively. The current year to date period included restructuring costs, a small loss from the sale of our Philippines business and an Argentina related non-cash currency translation losses which reduced earnings per share by $1.16. Excluding the net impact of these charges, earnings per share for the nine-month period was $4.58 per diluted share representing a decrease of 27% in constant currency.[2] Revenues for the nine-month period were $14.3 billion, representing a decrease of 5% compared to the prior year or a decrease of 4% in constant currency. Earnings per share for the nine-month period were negatively impacted by 14 cents due to changes in foreign currencies compared to the prior year.
 In conjunction with its third quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on October 19, 2023 at 7:30 a.m. central time (8:30 a.m. eastern time). Prepared remarks for the conference call, webcast details, presentation and recordings are included within the Investor Relations section of manpowergroup.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

[2] The prior year period included integration costs from the U.S. Experis acquisition and the net loss related to the sale of our Russia business which reduced earnings per share by $0.33 which are also excluded when determining the year over year trend.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing, and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis, and Talent Solutions – creates substantially more value for candidates and clients across more than 70 countries and territories and has done so for 75 years. We are recognized consistently for our diversity – as a best place to work for Women, Inclusion, Equality, and Disability, and in 2023 ManpowerGroup was named one of the World's Most Ethical Companies for the 14th time – all confirming our position as the brand of choice for in-demand talent. For more information, visit www.manpowergroup.com.

Forward-Looking Statements

This press release contains statements, including statements regarding economic and geopolitical uncertainty, financial outlook, labor demand, the outlook for our business in key countries, the Company’s strategic initiatives and technology investments, and the positioning of future growth for our brands that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, which information is incorporated herein by reference.

The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

###

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2023	2022	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,675.6	$4,800.9	-2.6%	-5.4%
Cost of services	3,853.7	3,922.4	-1.8%	-4.6%
Gross profit	821.9	878.5	-6.4%	-9.0%
Selling and administrative expenses	752.1	717.0	4.9%	2.0%
Operating profit	69.8	161.5	-56.8%	-57.9%
Interest and other expenses, net	15.1	4.7	215.6%
Earnings before income taxes	54.7	156.8	-65.1%	-65.8%
Provision for income taxes	24.4	45.5	-46.2%
Net earnings	$30.3	$111.3	-72.8%	-73.3%
Net earnings per share - basic	$0.61	$2.15	-71.6%
Net earnings per share - diluted	$0.60	$2.13	-71.7%	-72.2%
Weighted average shares - basic	49.5	51.7	-4.1%
Weighted average shares - diluted	50.1	52.3	-4.1%
(a)
Revenues from services include fees received from our franchise offices of $3.8 million and $4.4 million for the three months ended September 30, 2023 and 2022, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $243.5 million and $264.0 million for the three months ended September 30, 2023 and 2022, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2023	2022	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$752.6	$886.6	-15.1%	-15.1%
Other Americas	358.7	353.2	1.6%	13.3%
	1,111.3	1,239.8	-10.4%	-7.0%
Southern Europe:
France	1,209.9	1,159.5	4.4%	-3.4%
Italy	413.7	395.1	4.7%	-3.1%
Other Southern Europe	485.1	485.2	0.0%	-3.7%
	2,108.7	2,039.8	3.4%	-3.4%
Northern Europe	914.2	954.1	-4.2%	-9.5%
APME	564.8	586.9	-3.8%	-1.6%
	4,699.0	4,820.6
Intercompany Eliminations	(23.4)	(19.7)
	$4,675.6	$4,800.9	-2.6%	-5.4%
Operating Unit Profit:
Americas:
United States	$25.4	$54.7	-53.5%	-53.5%
Other Americas	12.5	16.4	-24.2%	-14.0%
	37.9	71.1	-46.7%	-44.4%
Southern Europe:
France	47.9	56.6	-15.5%	-21.8%
Italy	27.0	29.0	-6.5%	-13.5%
Other Southern Europe	9.5	14.7	-36.1%	-35.8%
	84.4	100.3	-15.9%	-21.5%
Northern Europe	(30.6)	12.8	-341.0%	-332.1%
APME	24.2	23.4	3.4%	7.3%
	115.9	207.6
Corporate expenses	(37.4)	(37.0)
Intangible asset amortization expense	(8.7)	(9.1)
Operating profit	69.8	161.5	-56.8%	-57.9%
Interest and other expenses, net (b)	(15.1)	(4.7)
Earnings before income taxes	$54.7	$156.8

(a) In the United States, revenues from services include fees received from our franchise offices of $3.1 million and $3.7 million for the three months ended September 30, 2023 and 2022, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $98.6 million and $121.9 million for the three months ended September 30, 2023 and 2022, respectively.

(b) The components of interest and other expenses, net were:

	2023	2022
Interest expense	$21.0	$10.7
Interest income	(8.0)	(4.4)
Foreign exchange loss	6.0	3.8
Miscellaneous income	(3.9)	(5.4)
	$15.1	$4.7

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2023	2022	Reported	Currency
	(Unaudited)
Revenues from services (a)	$14,284.0	$15,018.3	-4.9%	-3.6%
Cost of services	11,736.7	12,321.5	-4.7%	-3.5%
Gross profit	2,547.3	2,696.8	-5.5%	-4.4%
Selling and administrative expenses	2,252.0	2,215.9	1.6%	2.5%
Operating profit	295.3	480.9	-38.6%	-36.3%
Interest and other expenses, net	34.4	14.1	143.1%
Earnings before income taxes	260.9	466.8	-44.1%	-41.6%
Provision for income taxes	87.6	141.7	-38.2%
Net earnings	$173.3	$325.1	-46.7%	-44.3%
Net earnings per share - basic	$3.46	$6.18	-44.0%
Net earnings per share - diluted	$3.42	$6.10	-44.0%	-41.5%
Weighted average shares - basic	50.1	52.6	-4.8%
Weighted average shares - diluted	50.7	53.3	-4.9%
(a)
Revenues from services include fees received from our franchise offices of $11.0 million and $11.9 million for the nine months ended September 30, 2023 and 2022, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $744.3 million and $804.8 million for the nine months ended September 30, 2023 and 2022, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2023	2022	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$2,259.3	$2,679.9	-15.7%	-15.7%
Other Americas	1,080.9	1,073.8	0.7%	13.0%
	3,340.2	3,753.7	-11.0%	-7.5%
Southern Europe:
France	3,657.4	3,590.1	1.9%	0.0%
Italy	1,293.7	1,294.4	-0.1%	-1.8%
Other Southern Europe	1,452.4	1,550.6	-6.3%	-6.4%
	6,403.5	6,435.1	-0.5%	-1.9%
Northern Europe	2,834.3	3,075.7	-7.8%	-6.5%
APME	1,770.1	1,808.8	-2.1%	3.4%
	14,348.1	15,073.3
Intercompany Eliminations	(64.1)	(55.0)
	14,284.0	15,018.3	-4.9%	-3.6%
Operating Unit Profit:
Americas:
United States	$82.7	$177.7	-53.5%	-53.5%
Other Americas	47.0	47.1	-0.2%	14.4%
	129.7	224.8	-42.3%	-39.3%
Southern Europe:
France	142.3	168.5	-15.6%	-17.3%
Italy	94.0	93.5	0.6%	-1.0%
Other Southern Europe	30.6	45.2	-32.5%	-29.9%
	266.9	307.2	-13.1%	-14.2%
Northern Europe	(35.3)	26.9	-231.5%	-221.3%
APME	71.0	64.9	9.4%	16.5%
	432.3	623.8
Corporate expenses	(110.8)	(114.8)
Intangible asset amortization expense	(26.2)	(28.1)
Operating profit	295.3	480.9	-38.6%	-36.3%
Interest and other expenses, net (b)	(34.4)	(14.1)
Earnings before income taxes	$260.9	$466.8

(a) In the United States, revenues from services include fees received from our franchise offices of $8.9 million and $9.7 million for the nine months ended September 30, 2023 and 2022, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $298.7 million and $360.8 million for the nine months ended September 30, 2023 and 2022, respectively.

(b) The components of interest and other expenses, net were:

	2023	2022
Interest expense	$59.7	$31.7
Interest income	(24.5)	(10.0)
Foreign exchange loss	14.2	8.9
Miscellaneous income	(15.0)	(16.5)
	$34.4	$14.1

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$571.1	$639.0
Accounts receivable, net	4,600.2	5,137.4
Prepaid expenses and other assets	165.3	158.0
Total current assets	5,336.6	5,934.4
Other assets:
Goodwill	1,620.1	1,628.1
Intangible assets, net	523.6	549.5
Operating lease right-of-use asset	400.1	365.7
Other assets	588.8	540.5
Total other assets	3,132.6	3,083.8
Property and equipment:
Land, buildings, leasehold improvements and equipment	510.9	584.9
Less: accumulated depreciation and amortization	391.3	472.7
Net property and equipment	119.6	112.2
Total assets	$8,588.8	$9,130.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,578.2	$2,831.4
Employee compensation payable	226.0	271.7
Accrued liabilities	563.6	572.6
Accrued payroll taxes and insurance	644.5	746.7
Value added taxes payable	401.8	462.7
Short-term borrowings and current maturities of long-term debt	13.6	26.6
Total current liabilities	4,427.7	4,911.7
Other liabilities:
Long-term debt	948.5	959.9
Long-term operating lease liability	306.2	266.6
Other long-term liabilities	493.1	534.1
Total other liabilities	1,747.8	1,760.6
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,505.0	3,484.2
Retained earnings	3,968.7	3,868.5
Accumulated other comprehensive loss	(483.1)	(458.7)
Treasury stock, at cost	(4,589.1)	(4,447.9)
Total ManpowerGroup shareholders' equity	2,402.7	2,447.3
Noncontrolling interests	10.6	10.8
Total shareholders' equity	2,413.3	2,458.1
Total liabilities and shareholders' equity	$8,588.8	$9,130.4

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 30,
	2023	2022
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$173.3	$325.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	64.3	63.9
Loss on sales of subsidiaries, net	1.3	3.9
Deferred income taxes	12.3	1.5
Provision for doubtful accounts	5.4	7.2
Share-based compensation	20.0	29.2
Changes in operating assets and liabilities:
Accounts receivable	460.2	195.9
Other assets	(51.3)	5.3
Other liabilities	(451.0)	(342.8)
Cash provided by operating activities	234.5	289.2
Cash Flows from Investing Activities:
Capital expenditures	(55.1)	(55.9)
Acquisitions of businesses, net of cash acquired	—	(16.4)
Proceeds from the sales of subsidiaries and property and equipment	2.6	7.0
Cash used in investing activities	(52.5)	(65.3)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(13.7)	(1.5)
Net repayments of revolving debt facility	—	(75.0)
Proceeds from long-term debt	0.7	421.1
Repayments of long-term debt	(0.7)	(412.1)
Payments for debt issuance costs	—	(2.4)
Proceeds from derivative settlement	—	2.0
Payments of contingent consideration for acquisitions	—	(1.7)
Proceeds from share-based awards	1.8	0.4
Payments to noncontrolling interests	(0.6)	(1.0)
Other share-based award transactions	(10.3)	(8.4)
Repurchases of common stock	(129.8)	(245.0)
Dividends paid	(73.1)	(71.2)
Cash used in financing activities	(225.7)	(394.8)
Effect of exchange rate changes on cash	(24.2)	(149.4)
Change in cash and cash equivalents	(67.9)	(320.3)
Cash and cash equivalents, beginning of period	639.0	847.8
Cash and cash equivalents, end of period	$571.1	$527.5